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                                                                    EXHIBIT 23.1

                                                      PricewaterhouseCoopers LLP
                                                      One South Market Square
                                                      213 Market Street
                                                      Harrisburg, PA 17101
                                                      Telephone (717) 231-5900
                                                      Facsimile (717) 232-5672

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement (File No. 333-112368) of Susquehanna Bancshares, Inc. of our report dated March 5, 2004 relating to the consolidated financial statements of Susquehanna Bancshares, Inc., which appears in Susquehanna Bancshares, Inc.'s annual report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Harrisburg, PA
June 10, 2004